                                                                   EXHIBIT 10.18

                                     LEASE

        THIS LEASE, is made as of the 4th day of September, 1996, by and between INTEC COMPANY, INC., a Michigan corporation, of 1208 Butterworth, S.W., Grand Rapids, Michigan 49504 ("Lessor") and SECURITY ASSOCIATES COMMAND CENTER II, L.L.C., a Michigan limited liability company, of 1208 Butterworth, S.W., Grand Rapids, Michigan 49504 ("Lease").

        1. Demise. Lessor lets and leases to Lessee, and Lessee hires and leases from Lessor, the portion of the premises located at 1208 Butterworth, S.W., Grand Rapids, Michigan 49504 more particularly described on the attached Exhibit A ("Leased Premises"), for the purpose, for the term, at the rents and under the terms and conditions set forth in this Lease.

        2. Purpose of Occupancy. Lessee shall occupy and use the Leased Premises for the purpose of operating a security system monitoring station and for no other purpose without the prior consent of Lessor.

        3. Term of Lease; Renewal Term. The term of this Lease shall commence on the fourth day of September, 1996, and shall continue for a period of two
(2) years unless earlier terminated as provided in this Lease. Provided Lessee is not then in default in the performance of any of its covenants and agreements under this Lease, Lessee may renew this Lease for one (1) additional one (1) year term, upon the same terms and conditions as provided in the Lease. In order to exercise such renewal right, Lessee shall serve Lessor with written notice of Lessee's election to renew no less than three (3) months prior to the end of the initial term of this Lease.

        4. Rent. Lessee covenants and agrees to pay Lessor, as gross rent for the Leased Premises, the sum of three Thousand Five Hundred Dollars ($3,500.00) per month on the first day of each and every month during the term, or renewal term, of this lease.

        5. Utilities. Lessor shall furnish and pay for heat, gas, electricity, water and sewer used in connection with the Leased premises. All other utilities shall be paid by Lessee.

        6. Maintenance and Repairs. Lessee agrees to accept the Leased Premises in their "as is" condition as of the lease commencement date, without warranty of any kind. Subject to paragraph 27, below, Lessor shall pay for all ordinary and necessary maintenance and repairs of the Leased Premises, including any common areas shared by Lessee with Lessor or any the tenant. Lessee agrees to repair any damage to the Leased Premises caused by the acts or omissions of its agents, employees or invitees and to keep the Leased Premises in a clean, sightly and healthy condition and in good repair at Lessee's expense, and shall yield the same back to Lessor upon the termination of this Lease, whether such termination shall occur by expiration of the term, or any other manner, in good condition and repair, reasonable wear and tear and damage by the elements excepted.

        7. Taxes. During the term of this Lease, Lessor shall pay all real property taxes and special assessments assessed on or against the Leased Premises and Lessee shall pay all personal property taxes, alternative or substitute taxes, charges or fees levied or assessed on or against the machinery, equipment, appliances, fixtures, furniture and personal property and other contents of the Leased Premises, billed during the term of this Lease, promptly when due and before the same shall become delinquent and shall exhibit receipts for payment of such taxes to the other party upon demand.

        8. Insurance. Lessor shall obtain and maintain policies of fire and extended coverage insurance covering the building and improvement on the Leased Premises in the name of Lessor, payable to Lessor. Lessee shall not be liable to Lessor for any damage caused by fire, provided Lessor's loss is covered by such insurance.

           Lessee shall carry, at its own expense, all insurance on its fixtures, equipment, and inventory located on the Leased Premises. Lessor shall not be liable for any loss or damage to fixtures, equipment, inventory or other items belonging to Lessee caused by fire or other hazard, regardless of the nature or cause of such fire or other hazard, and Lessee does hereby release Lessor of and from all liability for such damage.

           Lessee agrees to indemnity and save Lessor harmless from any liability for injuries or damages to any customer, employee, invitee or any other person or property upon or about the Leased Premises and adjoining areas from any cause whatsoever except for Lessor's own negligence.

           Lessee shall obtain and maintain policies of general liability insurance fully protecting and insuring Lessor, payable to Lessor, from and against any liability, loss or damage by reason of any accident in or upon the Leased Premises, and in or upon the streets, parking areas and yards adjacent thereto, with insurance companies to be approved by Lessor. Such general liability insurance shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) for injury to, or death of, any one person and One Million Dollars ($1,000,000.00) for injury to, or death of, any number of persons arising out of one accident and in the amount of Five Hundred Thousand Dollars ($500,000.00) for damages or injury to property.

           Lessee shall deliver the insurance policies specified above to Lessor with proof of payment of the premium thereon.

        9. Alterations, Trade Fixtures, etc. Lessee, without the written consent of Lessor, shall make no alterations, additions, or structural changes in or to the Leased Premises. Any permanent changes, alterations, additional, repairs or improvement made by Lessee to or on the Leased Premises shall be the property of the Lessor free from any liens or claims whatsoever, without any compensation therefor from Lessor to Lessee.

           Lessee may install and maintain in, on or about the Leased Premises, such trade fixtures, machinery and equipment as Lessee may need in connection with its business, and, at the end of the specified term, Lessee may remove all such trade fixtures, machinery, equipment, and those items referred to above as temporary improvements; provided, however, that no such installation shall cause a material alteration in the structure of the Leased Premises, except as provided above, and provided further that Lessee shall repair any material damage or change to the Leased Premises caused by the removal of the items covered by this Paragraph. Should Lessee fail to remove such trade fixtures, machinery and equipment, movable partitions and other temporary improvements as Lessee may have installed without the consent of Lessor, as aforesaid, within ten (10) days after termination of this Lease, said items shall be deemed permanent fixtures and property of Lessor.

        10. Signs and Advertising. Lessee agrees that no sign or other advertising matter shall be installed, erected on or affixed to the Leased Premises, or any part thereof, without the written consent of Lessor, which consent shall not unreasonably be withheld by Lessor. Upon the expiration or any sooner termination of this Lease, Lessee agrees, at its cost, to remove from the Leased Premises, all signs and advertising matter by it installed, erected on or affixed to the Leased Premises, such work to be performed and completed in a good workmanlike manner.

        11. Destruction of or Damage to Leased Premises. In the event the Leased Premises are damaged by fire, the elements or acts of God, to such extent that they are rendered wholly untenantable by Lessee, and in the event Lessor elects not to rebuild the Leased Premises, or repair them as they existed prior to the damage, or in some other manner satisfactory to Lessee, then Lessor shall, within sixty (60) days of the date the damage occurred, notify Lessee in writing of such election. This lease shall be canceled as of the date the damage occurred and Lessor may keep the insurance proceeds.

            In the event the Leased Premises are wholly untenable for a period of sixty (60) days or more and in the event Lessor elects to rebuild or repair the Leased Premises as they existed prior to the damage, or in some other manner satisfactory to Lessee, then, unless Lessee notifies Lessor in writing within said sixty-(60) day period that the Lease is cancelled, Lessor shall commence such rebuilding or repairing within a reasonable time of such damage and shall continue and complete such rebuilding or repairing as promptly as possible, and upon completion of such rebuilding or repairing, this Lease shall be reinstated in all of its terms, and the rent shall abate from the date the damage occurred.

            Should the Leased Premises be destroyed, to an amount over twenty-five percent (25%) of the value of the buildings located on the Leased Premises by fire, the elements, or acts of God, this Lease may within sixty
(60) days of the date of damage and upon written notice be terminated by Lessor or Lessee without further obligation.

            In the event Lessor or Lessee does not terminate this Lease, then Lessee shall continue to occupy the portion of the Leased Premises which is tenantable. The rent shall abate proportionately to that portion of the Leased Premises unoccupied, and Lessor shall promptly commence and complete repairs to the portion damaged, and upon completion of such repairing, this lease shall be reinstated in all of its terms.

        12. Assignment or Sublease. This Lease shall not be assigned or sublet by Lessee without the prior written consent of Lessor. Any assignment or sublease shall not relieve Lessee of its obligations under this Lease.

        13. Performance by Lessor. In the event Lessee fails to perform the covenants and agreements, on its part to be performed, under the provisions of this Lease, Lessor shall have the option to undertake such performance for Lessee and the costs and expenses incurred by Lessor, by reason of such undertaking, plus interest at the highest rate permitted by law shall be due and payable forthwith by Lessee to Lessor, as additional rent under this Lease.

        14. Default by Lessee and Remedies of Lessor. In the event any rent shall not be paid when due, or Lessee shall default in the performance of any of the covenants and agreements on its part to be performed under the provisions of this lease, and such nonpayment or default shall continue for ten
(10) days after mailing by lessor of a written notice by certified or first class mail of nonpayment or default, or in the event Lessee shall make assignment for the benefit of its creditors, or in the event a receiver or trustee shall be appointed for all, or any part, of the property and business of Lessee in a bankruptcy or other proceeding, or in the event Lessee shall be adjudicated bankrupt, voluntary or involuntary, then Lessor shall have the option, upon occurrence of any such event, to (a) cancel this Lease without notice to Lessee, to re-enter into, and against have and enjoy the leased Premises, with or without legal process, and to remove and evict Lessee and any person holding under Lessee from the Leased Premises, or (b) to accelerate the rent due for the remaining term of this Lease, without further notice to Lessee, and commence suit to collect such rent, and (c) all without prejudice to any other remedy available to Lessor for the obtaining of possession of the Leased Premises or the collection of rent or damages.

        15. Delivery of Possession and Hold-Over. Upon the expiration of the term, or renewal term, of this lease, Lessee shall immediately surrender to Lessor the possession of the Leased Premises. In the event Lessee shall remain in the Leased Premises after expiration or sooner termination of the term, or renewal term, of this lease, without having executed a new written Lease with Lessor, such holding over shall not constitute renewal or extension of this Lease. Lessor may, at its option, however, elect to treat Lessee as one who has not removed at the end of its term, and thereupon be entitled to all of the remedies against Lessee provided by law in that situation, or Lessor may elect at its option, to constitute such holding over as a tenancy from month to month, at twice the same rent, and on the same conditions, as provided in this Lease, except as to term.

        16. Abandonment by Lessee. In the event Lessee shall abandon or vacate the Leased Premises before the end of the term, or renewal term, of this Lease, Lessor shall have the right, but not the duty, to relet the Leased Premises for such rents and upon such terms as Lessor is able to obtain. In the event a sufficient sum is not realized by such reletting each month, after payment of the expenses of such reletting, to pay to Lessor the equivalent of the rents reserved and other benefits due Lessor from Lessee under the provisions of this Lease, Lessee shall pay to Lessor the amount of such deficiency plus interest at the highest rate permitted by law each month during the balance of such term.

        17. Condemnation. If the whole or any part of the Leased Premises, except an area not to exceed forty percent (40%) of the improved Leased Premises, shall be taken by any public authority or utility under the power of eminent domain, including conveyances and grants made in anticipation, or in lieu of condemnation proceedings, then the term of this Lease shall cease on the part so taken, and the rent shall be paid up to that day, and from that day Lessor and Lessee shall have the right either to cancel this Lease and declare the same null and void by a notice in writing delivered to the other party on or before thirty (30) days after the date of such taking.

            (d) Warranty and Covenant of Lessor. Lessor warrants that it has no knowledge of any violation of the Relevant Environmental Laws with respect to the Leased premises as of the date of the execution of this Lease. Lessor shall hold Lessee amounts of oil, gas, grease and related products necessary for Lessee's business operations), or produced, emitted or disposed of upon, about or beneath the Leased Premises by Lessee, its agents, employees, contractors or invitees, or any


Lessor shall be entitled to claim an award for damages as compensation for the diminution in value to the leasehold and to the fee of the Leased Premises. Lessor shall be entitled to claim an award for damages as compensation for the diminution in value to the leasehold and to the fee of the Leased Premises. Lessee shall be entitled to claim an award for damages as compensation for loss of business, depreciation of merchandise and fixtures, fixture and equipment damages, removal and reinstallation costs, and Lessor shall not be entitled to any portion of such award, or to make a claim therefor.

        18. Subordination. This Lease, and the leasehold interest and rights of Lessee shall be and are subordinate to any and all rights, procedures and other provisions of any present encumbrances on the Leased premises and any future encumbrances that may be placed upon the Leased Premises by Lessor for the purpose of securing the payment of any loan or loans that may be made to Lessor. Lessee agrees to execute any documents required by Lessor's mortgagees to effectuate this provision, provided Lessee receives from said mortgagee a standard non-disturbance agreement.

        19. Access. Lessee shall allow Lessor, or any person duly authorized by Lessor, free access to the Leased Premises for the purpose of examining the same to ascertain whether they are in good repair and condition and for the purpose of exhibiting the Leased Premises for sale or lease.

        20. Environmental Matters.

            (a) Definition. As used in this Lease, the following terms shall have the following respective meaning:

                 (i) "Relevant Environmental Laws" shall include, but not be limited to, all federal, state or local laws, rules, regulations, orders, or determinations, whether currently in effect or established in the future, by any judicial, legislative or executive body of any governmental or quasi-governmental entity, which govern or regulate the existence, use, storage, disposal, removal or release of any solid, liquid or gas from the Leased Premises, or which govern or regulate the environmental effect of any activity conducted on the Leased Premises.

                (ii) "Hazardous Substances" shall mean all solids, liquids, or gasses, including, but not limited to, solid wastes, asbestos, toxic chemicals, polychlorinated biphenyls, paint containing lead, solvents, aromatic organic compounds, chlorinated organic compounds, and urea formaldehyde foam insulation, which are, or which may become governed or regulated by the Relevant Environmental Laws.

            (b) Environmental Representations, Warranties and Covenants Lessee represents, covenants, and warrants as follows:

                 (i) Lessee shall not cause or permit any Hazardous substance to be released, brought upon, stored or used (other than commercially reasonable amounts of oil, gas, grease and related products necessary for Lessee's business operations), or produced, emitted or disposed of upon, about or beneath the Leased Premises by Lessee, its agents, employees, contractors or invitees, or any person or entity acting under an agreement with Lessee.

                 (ii) Lessee shall notify Lessor promptly and in reasonable detail in the event that Lessee becomes aware of the presence of any Hazardous Substance or the existence of conditions that might constitute a violation of the Relevant Environmental Laws at the Leased Premises.

                (iii) If Lessee, or any person possessing or operating the
            Leased Premises by agreement with Lessee, shall use or permit the Leased Premises to be used or maintained so as to subject Lessor to a claim of violation of the Relevant Environmental Laws, Lessee shall immediately cease or cause the cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its own cost and expense.

                 (iv) Lessee shall comply and continue to comply in all
            material respects with the relevant Environmental Laws as they relate to Lessee's activities on the Leased Premises.

                  (v) At its sole cost and expense, Lessee shall pay
            immediately when due the cost of compliance with all Relevant Environmental Laws applicable to it, and keep the Leased Premises free of any lien imposed pursuant to the Relevant Environmental Laws which results from the acts or omissions of Lessee, its officers, agents, employees or invitees, or from any person or entity acting under an agreement with Lessee.

                 (vi) Upon expiration or termination of this Lease, Lessee
            shall deliver the Leased Premises to Lessor free of any and all Hazardous Substances resulting from the acts or omissions of Lessee, its officers, agents, employees or invitees, and in a condition that complies with all Relevant Environmental Laws as they relate to lessee's activities on the Leased Premises.

            (c) Indemnity. Lessee shall immediately pay to Lessor, when incurred, and shall indemnify, defend and hold Lessor harmless from and against, all loss, cost, liability, damage and expense (including, without limitation, costs of environmental investigations or studies of the Leased Premises reasonably requested by Lessor, and reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Lessor may suffer or incur as a result of or in connection with any violation of the Relevant Environmental Laws caused by acts or omissions of Lessee, its officers, agents, employees or invitees, or by any person or entity acting under an agreement with Lessee, or breach of any representation, warranty, or covenant contained in this Lease.

            (d) Warranty and Covenant of Lessor. Lessor warrants that it has no knowledge of any violation of the Relevant Environmental Laws with respect to the Leased premises as of the date of the execution of this Lease. Lessor shall hold Lessee harmless and indemnify Lesser for any claims made against Lessee under the Relevant Environmental Laws by any person or governmental authority and arising out of acts or omissions of Lessor or any former owner or lessee of the Leased Premises.

        21. Quiet Enjoyment. On paying the rent and on performing all of the covenants and agreements to be performed under the provisions of this Lease, Lessee shall peacefully and quietly have, hold and enjoy the Leased Premises for the specified term.

        22. Notices. All notices shall be in writing and shall be deemed given when personally delivered or when deposited in the United States mail or other comparable mail service, postage prepaid, addressed to the party at its address set forth above.

        23. Binding Effect. the Lease shall be binding on, and inure to the benefit of, Lessor and Lessee and their respective successors and assigns.

        24. Entire Agreement and Amendment. This Lease contains all the terms of the agreement between the parties with respect to the Leased Premises and may be amended only by a writing signed by both parties.

        25. Governing Law. The Lease shall be governed in all respects by Michigan law.

        26. Severability. The unenforceability of any term of this Lease shall not affect the enforceability of any of the remaining terms of this Lease.

        27. Miscellaneous Provisions.   Notwithstanding any other provisions of
this Lease, during the term of this Lease, Lessor and Lessee agree as follows:

            (a) Lessee shall be allowed the use of Lessor's existing voice mail system.

            (b) Lessee shall be allowed the use of Lessor's existing telephone system, with Lessor responsible for maintenance of the switch and Lessee responsible for the repair, replacement or addition of any telephone accessories or equipment.

            (c) There are currently two (2) "T" spans in use servicing both Lessor and the Leased Premises. Lessee shall continue to own and maintain the "T" spans and bill Lessor on a monthly basis for Lessor's access charges and actual monthly usage charges as documented by Lessee. Lessee shall be responsible for any penalties or fees associated with the cancellation of any "T" spans or long-distance telephone contracts.

            (d) The air conditioning system servicing the Leased Premises is the property of Lessor; however, Lessee shall be responsible for all maintenance, repair and replacement of the system.

            (e) The so-called Generator #1 and the associated transfer switch are the property of Lessor; however, Lessee shall be responsible for all maintenance, repair and replacement of such items. The so-called Generator #2 and the BEST UPS system are the property of Lessee and Lessee shall be responsible for all maintenance, repair and replacement of such items.

            (f) Lessee's employees shall provide "after hours" operation of the building and grounds housing the Leased Premised as reasonably requested by Lessor, including locking and unlocking doors and opening and closing gates.

            (g) Lessor's employees will provide "back up" operator services to Lessee for incoming calls between the hours of 8:00 a.m. E.S.T.
        and 5:00 p.m. E.S.T. Overflow calls during such time periods be routed to Lessor's receptionist.

             (h) Lessee may utilize Lessor's existing VAX computer system for accounting purposes. Lessor shall provide maintenance for the main computer and Lessee shall provide its own computers/terminals/wiring to connect with the main computer and related maintenance. Upon ninety (90) days prior written notice, Lessor may require Lessee to terminate its use of the VAX computer system unless Lessee agrees to assume all financial responsibility for operating and maintaining the system on an ongoing basis.

             (i) Lessee's employee, Chuck Houch, shall continue to handle his current Grail and ASU responsibilities on behalf of Lessor through May 31, 1997.

             (j) In the event Lessor enters into a binding agreement to sell the Leased premises to a third party, Lessor may terminate this Lease by providing Lessee with not less than one hundred eighty (180) days prior written notice of termination.

        IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be executed the day and year first above written.


WITNESSES:

                                  INTEC COMPANY, INC., a Michigan corporation

/s/ Lynette Swan                  By /s/ Jerry A. Spitler
-----------------------              -----------------------------------------
                                         Jerry A. Spitler, President

/s/ Stephanie L. Hedron
-----------------------

                                  SECURITY ASSOCIATES COMMAND CENTER
                                  II. L.L.C., a Michigan Limited
                                  liability company

                                  By /s/ James S. Brannen
-----------------------              ------------------------------------------
                                  Its Authorized Member
-----------------------               -----------------------------------------



                                   LESSEE